Exhibit 99.1

NewMarket Technology, Inc. and the Greenfield Partnership Program Companies Mourn Passing of Retired Major General Hugh G. Robinson

DALLAS, TEXAS - March 8, 2010 - NewMarket Technology, Inc. (PINKSHEETS: NWMT) today announced Retired Major General Hugh G. Robinson died last week at his home in Desoto, Texas.

"Simply stating that working with General Robinson over the past four years has been a `privilege and an honor' does not begin to adequately express how deeply grateful I am for the opportunity," said Philip Verges, Chairman and Founder of NewMarket. "General Robinson graduated from West Point in 1954, at a time when it was far from trivial to be an African-American cadet. He was the first ever African-American Army Officer to be a Presidential Advisor. He was appointed by President Lyndon Johnson as a military aide. In Vietnam, General Robinson served as a Battalion Commander and earned the Bronze Star. Just being in the room with a man of General Robinson's caliber is a privilege. Working with him has been an indescribable experience. Following his military career, General Robinson continued to make remarkable achievements in both a civic and private capacity. Among other notable successes and contributions, General Robinson served as Vice Chairman and later as Chairman of Federal Reserve Bank of Dallas for a period of seven years. Part of NewMarket's vision is to improve access to the capital market for small and early stage business opportunities in the world's developing economic regions. General Robinson's help has been instrumental in the strides NewMarket has accomplished in developing economic small business investment. Most recently, General Robinson launched a small business investment platform in Kenya to fund an affordable housing initiative, among other projects, in East Africa. General Robinson's ongoing civic inspiration will carry on within the NewMarket family of companies and partners for years to come. I am confident his vision in Africa and developing markets all over the world will be realized through the momentum he established while here on earth. The prayers of all of us are with his family. We will miss him."

The NewMarket family and Greenfield companies for which General Robinson served in either a board member or officer capacity will make necessary public disclosures in the coming days.

About NewMarket Technology, Inc. (http://www.newmarkettechnology.com/)
                                  -----------------------------------

NewMarket is a reporting company with audited financial reports filed with the SEC. NewMarket provides systems integration, technology infrastructure services and emerging technology worldwide. NewMarket has a focus on providing technology and support services to rapidly growing economies where technology purchasing is on the rise. In addition to its base of operations in North America, NewMarket has operations today in the growing economies of China, Southeast Asia, Brazil and Northern Latin America. Last year the Company reported over $40 million in revenue from Asia and over $20 million in revenue from Latin America. Overall, NewMarket reported over $95 million in revenue for 2008.


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Across the globe,  NewMarket  is a  Microsoft  and Oracle  partner,  distributes various computer hardware and peripherals from brand partners such as Dell, HP, IBM, Cisco, Sony, Epson, Canon and Sanyo and is also an authorized reseller of operating systems and various software from companies such as Red Hat, Sybase, IBM, BEA, Veritas and others. Additionally, the Company works with emerging technologies such as mobile computing, various security and wireless broadband technologies. NewMarket's rapid growth since 2002 has placed the Company on the Deloitte Technology Fast 500 for 5 consecutive years. NewMarket was recognized as the third fastest growing technology company in the United States in 2006 and the number one fastest growing technology company in North Texas for two years in a row.

"SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995"

 This press release contains forward-looking statements that involve risks and uncertainties. The statements in this release are forward-looking statements that are made pursuant to safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, which may cause NewMarket's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. These risks and uncertainties include, among other things, product demand and market competition. You should independently investigate and fully understand all risks before making investment decisions.

Contact:
NewMarket Technology, Inc.
Investor Relations
214-722-3065
ir@newmarkettechnology.com